UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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TELULAR CORPORATION

(Name of Registrant as Specified In Its Charter)

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TELULAR CORPORATION
311 SOUTH WACKER DRIVE, SUITE 4300
CHICAGO, IL 60606
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 5, 2008
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Telular Corporation, a Delaware corporation (the Company), will be held on Tuesday, February 5, 2008, at 8:30 a.m. local time, at the Renaissance Waverly Hotel, located at 2450 Galleria Parkway Atlanta, Georgia 30339, for the purpose of considering and acting upon the following matters:
1.	Election of seven directors to the Company’s Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.
2.	To approve the First Amended and Restated Non-Employee Director Stock Incentive Plan and to increase the number of shares of common stock reserved for issuance under the plan by 200,000.
3.	To approve the 2008 Employee Stock Incentive Plan and reserve 500,000 shares of common stock for issuance under the plan.
4.	Such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.
The matters set forth above are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Shareholders.
The Board of Directors has fixed the close of business on December 10, 2007, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders or any adjournment thereof. A list of such shareholders will be available for inspection at the Company’s headquarters located at 311 South Wacker Drive, Suite 4300, Chicago, IL 60606 during ordinary business hours for the ten-day period prior to the Annual Meeting of Shareholders.
The Board of Directors recommends a vote “FOR” Items 1, 2 and 3.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on 2/5/08.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The following materials are available for view:
PROXY STATEMENT / ANNUAL REPORT / FORM 10K
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If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before 1/15/08.
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TELULAR

Vote In Person
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Vote By Internet To vote now by Internet, go to WWW.PROXYVOTE.COM. Please refer to the proposals and follow the instructions.

Meeting Type:	ANNUAL

Meeting Date:	2/5/08

Meeting Time:	8:30 AM ET

For holders as of:	12/10/07

Meeting Location:	Rennaissance Waverly Hotel 2450 Galleria Parkway Atlanta, Georgia 30339

Voting items
The Board of Directors recommend: A vote
“For” election of the following nominees.
1.	Election of Directors

Nominees:
01 - John E. Berndt	05 - Betsy J. Bernard
02 - Larry J. Ford	06 - Brian J. Clucas
03 - Lawrence S. Barker	07 - M. Brian McCarthy
04 - Joseph A. Beatty
The Board of Directors recommends: A vote “FOR” the First Amended and Restated Non-Employee Director Stock Incentive Plan.
2.	To approve the First Amended and Restated Non-Employee Director Stock Incentive Plan and to increase the number of shares of common stock reserved for issuance under the plan by 200,000.
The Board of Directors recommends: A vote “FOR” the 2008 Employee Stock Incentive Plan.
3.	To approve the 2008 Employee Stock Incentive Plan and reserve 500,000 shares of common stock for issuance under the plan.

Voting Instructions